Exhibit 99.4

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/NUVA • Cast your vote online • Have your Proxy Card ready P.O. BOX 8016, CARY, NC 27512-9903 • Follow the simple instructions to record your vote PHONE Call 1-866-217-7017 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online at www.proxydocs.com/NUVA NuVasive, Inc. Special Meeting of Stockholders For Stockholders of record as of March 24, 2023 TIME: TO BE DETERMINED, Mountain Time PLACE: Special Meeting to be held live via the Internet Please visit www.proxydocs.com/NUVA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Matthew K. Harbaugh and Nathaniel B. Sisitsky, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NuVasive, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NuVasive, Inc. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated February 8, 2023 (which agreement is FOR referred to as the “Merger Agreement”), by and among Globus Medical, Inc., Zebra Merger Sub, Inc., and NuVasive, Inc. (“NuVasive”), as it may be amended from time to time (which proposal is referred to as the “NuVasive Merger Proposal”); 2. To approve, on a non-binding advisory basis, the compensation that may be paid or become FOR payable to NuVasive named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement; and 3. To approve the adjournment of the NuVasive special meeting, if necessary or appropriate, to FOR solicit additional proxies if there are insufficient votes at the time of the NuVasive special meeting to approve the NuVasive Merger Proposal. You must register to attend the meeting online at www.proxydocs.com/NUVA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date